                                                      EXHIBIT 2.k.(ii)

================================================================================






                             PAYING AGENT AGREEMENT


                                     Between


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,
                                As Paying Agent,


                                       and


               AMERITRADE AUTOMATIC COMMON EXCHANGE SECURITY TRUST



                         ------------------------------



                               Dated as of  , 1999


                         ------------------------------







================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

                                               ARTICLE I

                                      DEFINITIONS; INTERPRETATION

Section 1.1. Defined Terms...............................................................................1
Section 1.2. Interpretation..............................................................................2

                                               ARTICLE II

                                              PAYING AGENT

Section 2.1. Appointment of Paying Agent; Acceptance of Appointment......................................2
Section 2.2. Certificates and Notices....................................................................3
Section 2.3. Payments and Investments....................................................................3
Section 2.4. Instructions from Administrator.............................................................3

                                              ARTICLE III

                                      TRANSFER AGENT AND REGISTRAR

Section 3.1. Original Issue of Certificates..............................................................3
Section 3.2. Registry of Holders.........................................................................4
Section 3.3. Registration of Transfer of the Securities..................................................4
Section 3.4. Lost Certificates...........................................................................4
Section 3.5. Disposition of Canceled Certificates; Records...............................................4

                                               ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF THE TRUST

Section 4.1. Representations and Warranties of the Trust.................................................4

                                               ARTICLE V

                                   DUTIES AND RIGHTS OF PAYING AGENT

Section 5.1. Duties......................................................................................5
Section 5.2. Conditions to the Duties of the Paying Agent................................................5
Section 5.3. Merger......................................................................................6
Section 5.4. Disclaimer..................................................................................6
Section 5.5. Compensation................................................................................6
Section 5.6. Indemnification.............................................................................6

                                   ARTICLE VI

                   RESIGNATION AND REMOVAL OF THE PAYING AGENT


Section 6.1. Removal.....................................................................................7
Section 6.2. Resignation.................................................................................8
Section 6.3. Appointment of Successor....................................................................8
Section 6.4. Effectiveness of Resignation or Removal.....................................................8
Section 6.5. Acceptance by Successor.....................................................................8
Section 6.6. Survival....................................................................................8

                                               ARTICLE VII

                                              MISCELLANEOUS

Section 7.1. Term of Agreement...........................................................................8
Section 7.2. No Assumption of Liability..................................................................9
Section 7.3. Notices.....................................................................................9
Section 7.4. Governing Law; Severability.................................................................9
Section 7.5. Amendments; Waivers.........................................................................9
Section 7.6. Non-Assignability...........................................................................9
Section 7.7. Provisions of Law to Control...............................................................10
Section 7.8. No Third Party Rights; Successors and Assigns..............................................10
Section 7.9. Counterparts...............................................................................10

                             PAYING AGENT AGREEMENT


         PAYING AGENT AGREEMENT, dated as of , 1999, between ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Paying Agent"), and Ameritrade Automatic Common Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of , 1999 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust").


                                   WITNESSETH:

         WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold [a] forward purchase contract[S] (the "Contract[S]") with an existing shareholder [REVISE AS NECESSARY] of Ameritrade Holding Corporation (the "Company") and to issue $ Trust Automatic Common Exchange Securities (the "Securities") to the public in accordance with the terms and conditions of the Trust Agreement referred to below; and

         WHEREAS, the Trust desires to engage the services of the Paying Agent to assume certain duties and responsibilities as the transfer agent, registrar and paying agent with respect to the Securities upon the terms and conditions of this Agreement; and

         WHEREAS, the Paying Agent is qualified and willing to assume such duties and responsibilities, subject to the supervision of the Trustees, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties, intending to be bound, agree as follows:


                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1. Defined Terms.

         (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

         (b) As used in this Agreement, the following terms have the following meanings:

                  "Agreement" means this Paying Agent Agreement.

                  "Company" has the meaning specified in the recitals to this Agreement.

                  "Contract[S]" has the meaning specified in the recitals to this Agreement.

                  "Investment Company Act" has the meaning specified in the recitals to this Agreement.

                  "Paying Agent" has the meaning specified in the preamble to this Agreement.

                  "Securities" has the meaning specified in the recitals to this Agreement.

                  "Treasury Securities" has the meaning specified in the recitals to this Agreement.

                  "Trust" has the meaning specified in the preamble to this Agreement.

                  "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of , 1999, constituting the Trust.

         Section 1.2. Interpretation.

         (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Any reference to any statute, regulation or agreement is a reference to such statute, regulation or agreement as supplemented or amended from time to time.


                                   ARTICLE II

                                  PAYING AGENT

         Section 2.1. Appointment of Paying Agent; Acceptance of Appointment. The Trust hereby appoints the Paying Agent, and the Paying Agent hereby accepts such appointment, to provide the services enumerated in this Agreement. The Paying Agent agrees to act in accordance with its standard procedures and the written instructions of the Administrator and the provisions set forth in this
Article II as Paying Agent with
respect to the Securities. Without limiting the generality of the foregoing, ChaseMellon Shareholder Services, L.L.C., as Paying Agent, agrees that it shall establish and maintain the Trust Account as provided in the Trust Agreement, subject to the provisions of Section 2.3.

         Section 2.2. Certificates and Notices. The Trustees shall deliver, or cause to be delivered, to the Paying Agent the certificates and notices required to be delivered to the Paying Agent pursuant to the Trust Agreement, and the Paying Agent shall mail or publish such certificates or notices as required by the Trust Agreement, but the Paying Agent shall have no responsibility to confirm or verify the accuracy of certificates or notices of the Trustees so delivered.

         Section 2.3. Payments and Investments. The Paying Agent shall make payments out of the Trust Account as provided for in Article III of the Trust Agreement. The Paying Agent shall effect the transactions set forth in Sections 2.3, 2.4, 2.5 and 8.3 of the Trust Agreement upon receipt of written instructions to do so from the Administrator and shall invest monies on deposit in the Trust Account in Temporary Investments in accordance with Section 3.5 of the Trust Agreement. Except as otherwise specifically provided in this Agreement or in the Trust Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds thereof upon maturity to the payment of the next succeeding Quarterly Distribution on the Securities. All such Temporary Investments shall be selected from time to time by the Trustees or by the Administrator pursuant to standing instructions from the Trustees to the Administrator, and the Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to the payment or performance of any such Temporary Investment.

         Section 2.4. Instructions from Administrator. The Paying Agent shall receive and execute all written instructions from the Administrator.


                                   ARTICLE III

                          TRANSFER AGENT AND REGISTRAR

         Section 3.1. Original Issue of Certificates. On the date the Securities are originally issued and sold pursuant to the Underwriting Agreement, certificates for the Securities shall be issued by the Trust, and, at the request of the Trustees, registered in such names and such denominations as the Underwriters shall have previously requested of the Trustees, executed manually or in facsimile by the Managing Trustee and countersigned manually by the Paying Agent. At no time shall the aggregate number of Securities represented by such countersigned certificates exceed the number of then outstanding Securities.

         Section 3.2. Registry of Holders. The Paying Agent shall maintain a registry of the Holders of the Securities. In case of any written request or demand for the inspection of the registry of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and secure instructions as to whether to permit or refuse such inspection; provided, however, that the Paying Agent reserves the right to exhibit the transfer books or other books to any Person if it is advised by its counsel that its failure to do so would be unlawful.

         Section 3.3. Registration of Transfer of the Securities. The Paying Agent shall register Securities for transfer or exchange, and shall countersign and deliver new certificates in the name of the designated transferee or transferees, upon surrender of the old certificates as provided in Section 5.2 of the Trust Agreement.

         Section 3.4. Lost Certificates. The Paying Agent shall issue and register replacement certificates for certificates represented to have been destroyed, stolen or lost or for mutilated certificates, in each case as provided in Section 5.3 of the Trust Agreement. Any request by the Trustees to the Paying Agent to issue a replacement or new certificate pursuant to this
Section 3.4 shall be deemed to be a representation and warranty by the Trust to the Paying Agent that such issuance will comply with any applicable provisions of the law and the Trust Agreement and resolutions of the Trustees.

         Section 3.5. Disposition of Canceled Certificates; Records. The Paying Agent shall retain certificates that have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for six calendar years from the date of such cancellation, and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission and the Board of Governors of the Federal Reserve System. Thereafter such records shall not be destroyed by the Paying Agent but will be safely stored for possible future reference. In case of any request or demand for the inspection of the register of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and seek to secure instructions as to permitting or refusing such inspection; provided, however, that the Paying Agent reserves the right to exhibit the register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful, or (ii) expose it to liability, unless the Trustees shall have offered indemnification satisfactory to the Paying Agent.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE TRUST

         Section 4.1. Representations and Warranties of the Trust. The Trust represents and warrants to the Paying Agent that:

                  (a) the Trust is a validly existing trust under the laws of the State of New York and the Trustees have full power under the Trust Agreement to execute and deliver this Agreement on behalf of the Trust and to authorize, create and issue the Securities;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (c) the form of the certificate evidencing the Securities complies with all applicable laws of the State of New York;

                  (d) the Securities have been duly and validly authorized, executed and delivered by the Trust and are validly issued;

                  (e) the offer and sale of the Securities has been registered under the Securities Act and the Trust has been registered under the Investment Company Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the Securities;

                  (f) the execution and delivery of this Agreement and the issuance and delivery of the Securities do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trust, or any mortgage, indenture, contract[S], agreement or undertaking to which the Trust is a party or by which it is bound; and

                  (g) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the Securities.


                                    ARTICLE V

                        DUTIES AND RIGHTS OF PAYING AGENT

         Section 5.1. Duties. The Paying Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

         Section 5.2. Conditions to the Duties of the Paying Agent. The provisions of Section 8.1(a) of the Collateral Agreement shall apply, mutatis mutandis, to the Paying

Agent in the performance of its duties hereunder as if it were the Collateral Agent acting under the Collateral Agreement.

         Section 5.3. Merger. Any corporation, association or limited liability company into which the Paying Agent may be converted or merged or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation, association or limited liability company resulting from any such conversion, merger, consolidation, sale or transfer to which it is a party, shall be and become the successor Paying Agent hereunder without the execution or filing of any instrument or further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation, association or limited liability company meets the requirements set forth in the Trust Agreement, and provided further that the Trustees have given their prior written consent to the Administrator with respect to any such merger, conversion, consolidation, sale or transfer.

         Section 5.4. Disclaimer. The Paying Agent makes no representation as to
(a) the first two recitals of this Agreement or (b) the validity or adequacy of the Securities.

         Section 5.5. Compensation. For services to be rendered by the Paying Agent pursuant to this Agreement, the Paying Agent shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Expense Agreement and the Indemnity Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

         Section 5.6. Indemnification. The Trust shall indemnify and hold the Paying Agent harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Paying Agent by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Paying Agent shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. In no case will the Paying Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent has been advised of the possibility of such damages.

                                   ARTICLE VI

                   RESIGNATION AND REMOVAL OF THE PAYING AGENT

         Section 6.1. Removal.

         (a) Subject to Section 6.4, the Trust may remove the Paying Agent by written notice at any time if any of the following events shall occur:

                  (i) If the Paying Agent shall violate any provision of this Agreement, the Trust Agreement or the Investment Company Act and, after notice of such violation, shall not cure such default within 30 days; or

                  (ii) If the Paying Agent ceases to meet the requirements set forth in Section 2.2(a) of the Trust Agreement; or

                  (iii) If the Paying Agent shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or a receiver, conservator, liquidator, or trustee shall be appointed for or with respect to the Paying Agent, or for all or substantially all of its property, or a court of competent jurisdiction shall approve any petition filed against the Paying Agent for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (iv) If the Paying Agent shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver or conservator for or in respect of the Paying Agent for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) Upon the voluntary or involuntary dissolution of the Paying Agent or, unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Paying Agent with any other entity; or

                  (vi) at any time upon 60 days' prior written notice.

If any of the events specified in clauses (ii), (iii), (iv) or (v) of this
Section 6.1(a) shall occur, the Paying Agent shall give immediate written notice thereof to the Trust.

         (b) Subject to Section 6.4, the Paying Agent shall be removed immediately upon (i) termination of the Trust Agreement, (ii) termination of the Administration Agreement, (iii) termination of the Collateral Agreement, (iv) termination of the Custodian Agreement, or (v) the resignation or removal of the Administrator, the Collateral Agent or the Custodian.

         Section 6.2. Resignation. Subject to Section 6.4, the Paying Agent may at any time resign by giving 60 days' written notice by registered or certified mail to the Trust in accordance with the provisions of Section 6.3. Such resignation shall take effect upon the appointment of a successor Paying Agent by the Trust.

         Section 6.3. Appointment of Successor. If the Paying Agent hereunder shall resign or be removed, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trustees. Every such successor Paying Agent appointed pursuant to the provisions of this Agreement shall satisfy the requirements set forth in Section 2.2(a) of the Trust Agreement.

         Section 6.4. Effectiveness of Resignation or Removal. No resignation or removal of the Paying Agent shall be effective until a successor Paying Agent shall have been appointed and shall have accepted the duties of the Paying Agent. If, within 30 days after notice by the Paying Agent to the Trust or by the Trust to the Paying Agent of any such resignation or removal, no successor Paying Agent shall have been selected and accepted the duties of the Paying Agent, the Paying Agent may apply to a court of competent jurisdiction for the appointment of a successor Paying Agent, and the Trust shall pay all fees and expenses, including but not limited to the cost of legal counsel, reasonably incurred by the Paying Agent in applying to such court for the appointment of a successor Paying Agent.

         Section 6.5. Acceptance by Successor. Every successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Trust an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Trust, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Paying Agent shall forthwith deliver to the Trust or to any successor Paying Agent as requested by the Trust (i) copies of all books and records maintained by it and (ii) any funds deposited with the Paying Agent by the Trust.

         Section 6.6. Survival. The Trust's representations, warranties, covenants and obligations to the Paying Agent under Article IV and Sections 5.5 and 5.6 shall survive the termination of this Agreement.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Term of Agreement. This Agreement shall continue in effect until the completion of the liquidation of the Trust in accordance with Section 8.3(c) of the Trust Agreement.

         Section 7.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability hereunder.

         Section 7.3. Notices.

         (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including transmittals by telex or telecopier) given at the addresses set forth in the following sentences or at such other addresses as may be designated by notice duly given in accordance with this Section 7.3 to each other party hereto. Until such notice is given, (i) notices to the Paying Agent shall be directed to it at ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 947-7628, Attention [Robert Kavanagh]; and (ii) notices to the Trust or the Trustees shall be directed to the [Trustees at 850 Library Avenue, Suite 204, Newark, Delaware 19711, Telecopier: (302) 738-7210] with a copy to the Administrator at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Telecopier No. (212) 946-3638, Attention:
Pledged Asset Control Services.

         (b) Each such notice given pursuant to Section 7.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this Section 7.3.

         Section 7.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

         Section 7.5. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Paying Agent and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law. The Trustees shall notify the Paying Agent of any change in the Trust Agreement prior to the effective date of any such change.

         Section 7.6. Non-Assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         Section 7.7. Provisions of Law to Control. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions contained in this Agreement conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

         Section 7.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the Paying Agent and the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements contained in this Agreement by or on behalf of the Paying Agent and the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

         Section 7.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Paying Agent Agreement to be duly executed and delivered as of the first date set forth above.


                                             THE PAYING AGENT:

                                             CHASEMELLON SHAREHOLDER
                                             SERVICES, L.L.C., as Paying Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             THE TRUST:

                                             AMERITRADE AUTOMATIC COMMON
                                             EXCHANGE SECURITY TRUST



                                             By:
                                                --------------------------------
                                                [Name]
                                                as Trustee



                                             By:
                                                --------------------------------
                                                [Name]
                                                as Trustee



                                             By:
                                                --------------------------------
                                                [Name]
                                                as Trustee









                                      -10-